Exhibit 99.1
Dutch Bros Inc. Reports Fourth Quarter and Fiscal Year 2022 Financial Results
Annual Revenues Increased Almost 50% Year-over-Year to $739.0 million Driven by 133 New Systemwide Shop Openings in 2022
Welcomes New President, Christine Barone
Issues Additional Guidance for 2023

GRANTS PASS, Ore. - February 22, 2023 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”) one of the fastest-growing brands in the food service and restaurant industry in the United States by location count, today reported financial results for the fourth quarter and year ended December 31, 2022.
Joth Ricci, Chief Executive Officer of Dutch Bros Inc., stated, “In 2022, we delivered another strong year of growth with revenue increasing almost 50% to $739.0 million, driven by 133 new shop openings systemwide. For the third consecutive year, we have exceeded our new shop development targets, doubling our shop count since March 2019, despite unprecedented disruption to communities and the economy. These results are a testament to our team’s ongoing ability to execute our proven strategy. As we continue on our 30+ year growth journey, we’re entering 2023 in a position to build market share, supported by our strong people development and new shop pipelines.”
He added, “This year, we are targeting 150 new systemwide shops, which will enable us to achieve our five-year goal of 800 systemwide shops by year-end. Additionally, we expect to be within striking distance of $1 billion in revenue in 2023 and 1,000 systemwide shops by the first half of 2025, creating jobs and opportunities for our employees and the communities in which we serve.”
He added, “On February 6, we welcomed Christine Barone as our new President. Christine will be instrumental in our next phase of growth, helping ensure we are scaling the business in a meaningful, efficient and effective way as we navigate market uncertainty.”
Fourth Quarter 2022 Highlights:
•Opened 30 new shops, 26 of which were company-operated, across 11 states.
•Total revenues grew 44.1% to $201.8 million6 as compared to $140.1 million in the same period of 2021.
•System same shop sales2 declined (0.6)%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to the same period in 2021 and grew 15.2% on a 3-year stacked basis3. Company-operated same shop sales declined (2.1)%, inclusive of the impact of our fortressing strategy, as compared to the same period of 2021 and grew 16.2% on a 3-year stacked basis3.
•Company-operated shop revenues increased 53.7% to $175.5 million6, as compared to $114.2 million in the same period of 2021.
•Company-operated shop gross profit was $38.8 million as compared to $16.6 million4 in the same period of 2021. In the fourth quarter of 2022, company-operated shop gross margins, which includes 220bps of pre-opening expenses and 210bps of Dutch Rewards loyalty app breakage related to 20216, improved to 22.1%. Year-over-year, company-operated shop gross margins increased 760bps.

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•Company-operated shop contribution5, a non-GAAP financial measure, grew 129.2% to $50.0 million as compared to $21.8 million4 in the same period of 2021. In the fourth quarter of 2022, company-operated shop contribution margins, which includes 220bps of pre-opening expenses and 210bps of Dutch Rewards loyalty app breakage related to 20216, improved to 28.5%. Year-over-year, company-operated shop margins increased 940 bps.
•Selling, general, and administrative expenses were $50.6 million (25.1% of revenue) as compared to $41.4 million4 (29.5% of revenue) in the same period of 2021.
•Adjusted selling, general, and administrative expenses5, a non-GAAP financial measure, were $38.1 million (18.9% of revenue) as compared to $28.1 million4 (20.1% of revenue) in the same period of 2021.
•Net loss was $(2.8) million6 as compared to $(8.2) million4 in the same period of 2021.
•Adjusted EBITDA5, a non-GAAP financial measure, grew 115.7% to $29.8 million6 as compared to $13.8 million4 in the same period of 2021.
•Adjusted net income5, a non-GAAP financial measure, was $4.8 million6 as compared to $5.1 million4 in the same period of 2021.
•Net loss per share of Class A and Class D common stock - diluted6 was $(0.01)6 as compared to net loss per share of $(0.03) in the same period of 2021.
•Adjusted net income per fully exchanged share of common stock5, a non-GAAP financial measure, was $0.036 as compared to $0.03 in the same period of 2021.
Full Year 2022 Highlights:
•Opened 133 new shops, 120 of which were company-operated, across 11 states.
•Total revenues grew 48.4% to $739.0 million6 as compared to $497.9 million in 2021.
•System same shop sales2 grew 1.0%, inclusive of the impact of our fortressing strategy, which results in sales being transferred from existing shops to new ones, as compared to 2021 and 11.4% on a 3-year stacked basis3. Company-operated same shop sales grew 0.6%, inclusive of the impact of our fortressing strategy, as compared to 2021 and 10.4% on a 3-year stacked basis3.
•Company-operated shop revenues increased 58.4% to $639.7 million6, as compared to $403.7 million in 2021.
•Company-operated shop gross profit was $121.3 million as compared to $86.7 million4 in 2021. In 2022, company-operated shop gross margins, which includes 280bps of pre-opening expenses and 50bps of Dutch Rewards loyalty app breakage related to 20216, improved to 19.0%. Year-over-year, company-operated shop gross margins decreased 250 bps.
•Company-operated shop contribution5, a non-GAAP financial measure, grew 53.1% to $157.6 million as compared to $103.0 million4 in 2021. In 2022, company-operated shop contribution margins, which includes 280bps of pre-opening expenses and 50bps of Dutch Rewards loyalty app breakage related to 20216, improved to 24.6%. Year-over-year, company-operated shop margins decreased 90 bps.
•Selling, general, and administrative expenses were $183.5 million (24.8% of revenue) as compared to $264.5 million4 (53.1% of revenue) in 2021.
•Adjusted selling, general, and administrative expenses5 were $136.4 million (18.5% of revenue) as compared to $96.5 million4 (19.4% of revenue) in 2021.
•Net loss was $(19.3) million6 as compared to $(117.9) million4 in 2021.

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•Adjusted EBITDA5, a non-GAAP financial measure, increased 8.4% to $91.2 million6 as compared to $84.1 million4 in 2021.
•Adjusted net income5, a non-GAAP financial measure, was $25.2 million6 as compared to $51.4 million4 in 2021.
•Net loss per share of Class A and Class D common stock - diluted was $(0.09)6 as compared to $(0.28) in 2021.
•Adjusted net income per fully exchanged share of common stock5, a non-GAAP financial measure, was $0.166 as compared to $0.32 in 2021.
Outlook
Dutch Bros is providing the following full-year 2023 outlook:
•Total system shop openings in 2023 are expected to be at least 150, of which at least 130 shops will be company-operated.
•Total revenues are projected to be between $950 million and $1 billion.
•Same shop sales growth is estimated to be in the low single digits. At this point we have no plans to take additional menu pricing in 2023. We expect low-single digits growth from pricing to roll-over into 2023 from menu pricing taken in 2022.
•Adjusted EBITDA is estimated to be approximately $125 million. This includes approximately $8 million in labor investments related to wage increases in federal minimum wage markets and approximately $11 million in mandated wage increases in markets that do not adhere to the federal minimum wage standard. This Adjusted EBITDA estimate includes our present assumption around no menu price increases in 2023.
•Capital expenditures are estimated to be in the range of $225 million to $250 million, which includes approximately $15 million to $20 million for our new roasting facility projected to open in 2024.
_________________
1    We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure is not available without unreasonable effort.
2    Same shop sales is defined in the section “Select Financial Metrics”.
3    3-Year Stack is calculated as current quarter same shop sales growth plus the sum of the same shop sales growth from the same period of the prior two years. Same shop sales data is based on different shop bases for each time period.
4    The Company’s historical results have been revised to reflect an immaterial error correction related to employee sick leave accrual. For additional information, see sections “Consolidated Statements of Operations”, “Company-operated Shop Results”, and “Supplemental Reconciliation of GAAP Actuals to Non-GAAP Actuals”.
5    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
6    For the three months and year ended December 31, 2022, we recognized loyalty app breakage revenue of $7.4 million, including $4.9 million for points collected prior to January 1, 2022 that expired on December 31, 2022.

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Conference Call and Webcast Today
Joth Ricci, Chief Executive Officer, and Charles Jemley, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the fourth quarter and year ended December 31, 2022.
Event: Fourth Quarter 2022 Conference Call and Webcast
Date: Wednesday, February 22, 2023
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 671 locations across 14 states as of December 31, 2022.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, Twitter, and TikTok, and download the Dutch Bros app to earn points and score rewards!

Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information concerning Dutch Bros’ possible or assumed future results of operations, including guidance for 2023, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, the ongoing COVID-19 pandemic, and other risks, including those described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 10, 2022 and in our future reports to be filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2022. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

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DUTCH BROS INC.
Consolidated Statements of Operations

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2022	2021 ¹	2022	2021 ¹
REVENUES
Company-operated shops	$175,510	$114,198	$639,710	$403,746
Franchising and other	26,317	25,882	99,302	94,130
Total revenues	201,827	140,080	739,012	497,876

COSTS AND EXPENSES
Cost of sales	147,467	105,819	558,096	344,573
Selling, general and administrative	50,594	41,355	183,528	264,529
Total costs and expenses	198,061	147,174	741,624	609,102

INCOME (LOSS) FROM OPERATIONS	3,766	(7,094)	(2,612)	(111,226)

OTHER EXPENSE
Interest expense, net	(6,922)	(1,845)	(18,018)	(7,093)
Other income (expense)	5,638	(141)	3,976	(1,240)
Total other expense	(1,284)	(1,986)	(14,042)	(8,333)

INCOME (LOSS) BEFORE INCOME TAXES	2,482	(9,080)	(16,654)	(119,559)
Income tax expense (benefit)	5,299	(912)	2,599	(1,628)
NET LOSS	$(2,817)	$(8,168)	$(19,253)	$(117,931)
Less: Net loss attributable to Dutch Bros OpCo prior to the Reorganization Transactions	—	—	—	(67,374)
Less: Net loss attributable to non-controlling interests	(2,154)	(6,566)	(14,500)	(37,878)
NET LOSS ATTRIBUTABLE TO DUTCH BROS INC.	$(663)	$(1,602)	$(4,753)	$(12,679)
Net loss per share of Class A and Class D common stock [2]
Basic	$(0.01)	$(0.03)	$(0.09)	$(0.28)
Diluted	$(0.01)	$(0.03)	$(0.09)	$(0.28)
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	55,286	$45,874	51,871	$45,864
Diluted	55,286	$45,874	51,871	$45,864

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DUTCH BROS INC.
Consolidated Statements of Operations (continued)
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the consolidated statement of operations with impacted line items presented below for the three and twelve months ended December 31, 2021, respectively.

(in thousands)	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Decrease in cost of sales	(425)	(1,540)
Decrease in selling, general and administrative expenses	(85)	(506)
Decrease in total costs and expenses	(510)	(2,046)
Decrease in loss from operations	510	2,046
Decrease in loss before income taxes	510	2,046
Decrease in net loss	510	2,046
Decrease in net loss attributable to Dutch Bros OpCo prior to the Reorganization Transactions	—	1,228
Decrease in net loss attributable to non-controlling interests	364	583
Decrease in net loss attributable to Dutch Bros Inc	146	235
2    Basic and diluted net loss per share of Class A and Class D common stock are applicable only for periods subsequent to September 14, 2021, which is the effective date of the Company’s Reorganization Transactions and IPO.

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DUTCH BROS INC.
Segment Financials

	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2022	2021 ¹	2022	2021 ¹
Revenues:
Company-operated shops	$175,510	$114,198	$639,710	$403,746
Franchising and other	26,317	25,882	99,302	94,130
Total revenues	201,827	140,080	739,012	497,876
Cost of Sales:
Company-operated shops	136,760	97,638	518,383	317,045
Franchising and other	10,707	8,181	39,713	27,528
Total cost of sales	147,467	105,819	558,096	344,573
Segment gross profit:
Company-operated shops	38,750	16,560	121,327	86,701
Franchising and other	15,610	17,701	59,589	66,602
Total gross profit	54,360	34,261	180,916	153,303
Depreciation and amortization:
Company-operated shops	11,235	5,253	36,306	16,291
Franchising and other	1,366	1,535	5,706	6,263
All other	596	702	2,716	2,663
Total depreciation and amortization	13,197	7,490	44,728	25,217
Segment contribution:
Company-operated shops	49,985	21,813	157,633	102,992
Franchising and other	16,976	19,236	65,295	72,865
Total segment contribution	66,961	41,049	222,928	175,857
Selling, general and administrative	(50,594)	(41,355)	(183,528)	(264,529)
Interest expense, net	(6,922)	(1,845)	(18,018)	(7,093)
Other income (expense)	5,638	(141)	3,976	(1,240)
INCOME (LOSS) BEFORE INCOME TAXES	$2,482	$(9,080)	$(16,654)	$(119,559)
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within segment financials with impacted line items presented below for the three and twelve months ended December 31, 2021, respectively.

(in thousands)	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Decrease in company-operated shops cost of sales	(415)	(1,518)
Decrease in total cost of sales	(425)	(1,540)
Increase in company-operated shops gross profit	415	1,518
Increase in total gross profit	425	1,540
Decrease in selling, general and administrative expenses	(85)	(506)
Decrease in loss before income taxes	510	2,046

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	175,510	100.0	114,198	100.0	639,710	100.0	403,746	100.0

Beverage, food and packaging costs	45,602	26.0	30,658	26.8	171,864	26.9	102,222	25.3
Labor costs	44,860	25.5	34,466	30.2	182,861	28.6	122,161	30.3
Occupancy and other costs	31,225	17.8	21,086	18.5	109,366	17.1	63,570	15.7
Pre-opening costs	3,838	2.2	6,175	5.4	17,986	2.8	12,801	3.2
Depreciation and amortization	11,235	6.4	5,253	4.6	36,306	5.6	16,291	4.0
Company-operated shop costs and expenses	136,760	77.9	97,638	85.5	518,383	81.0	317,045	78.5

Company-operated shops gross profit	38,750	22.1	16,560	14.5	121,327	19.0	86,701	21.5
Company-operated shops contribution [2]	49,985	28.5	21,813	19.1	157,633	24.6	102,992	25.5
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the company-operated shop segment with the impacted line items are presented below for the three and twelve months ended December 31, 2021, respectively.

(in thousands)	Three Months Ended December 31, 2021	Year Ended December 31, 2021
Decrease in company-operated shops labor costs	(415)	(1,518)
Increase in company-operated shops gross profit	415	1,518
Increase in company-operated shops contribution	415	1,518
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Year Ended December 31,
(in thousands; unaudited)	2022	2021
Net cash flows provided by operating activities	$59,883	$80,375
Net cash flows used in investing activities	(192,572)	(121,089)
Net cash provided by financing activities	134,361	27,580
Net increase (decrease) in cash	$1,672	$(13,134)
Cash and cash equivalents at beginning of period	18,506	31,640
Cash and cash equivalents at end of period	$20,178	$18,506

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DUTCH BROS INC.
Consolidated Balance Sheets

(in thousands)	December 31, 2022	December 31, 2021 ¹
ASSETS
Current assets:
Cash and cash equivalents	$20,178	$18,506
Accounts receivable, net	11,966	10,644
Inventories, net	39,229	23,345
Prepaid expenses and other current assets	10,949	8,796
Total current assets	82,322	61,291
Property and equipment, net	365,468	301,998
Finance lease right-of-use assets, net	247,943	—
Operating lease right-of-use assets, net	169,302	—
Intangibles, net	8,804	11,103
Goodwill	21,629	18,715
Deferred income tax assets, net	288,765	159,031
Other long-term assets	2,127	1,562
Total assets	$1,186,360	$553,700
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$21,270	$20,440
Accrued liabilities	27,452	20,970
Other current liabilities	7,860	6,471
Deferred revenue	25,335	22,807
Line of credit	110,865	64,104
Current portion of tax receivable agreements liability	—	450
Current portion of finance lease liabilities	7,971	3,389
Current portion of operating lease liabilities	9,317	—
Current portion of long-term debt	2,609	103
Total current liabilities	212,679	138,734
Deferred revenue, net of current portion	6,119	5,030
Tax receivable agreements liability, net of current portion	220,923	109,283
Finance lease liabilities, net of current portion	237,130	79,588
Operating lease liabilities, net of current portion	161,228	—
Long-term debt, net of current portion	96,297	3,503
Deferred rent	—	3,153
Other long-term liabilities	8	680
Total liabilities	934,384	339,971
Equity:
Common stock	2	2
Additional paid in capital	145,613	107,193
Accumulated other comprehensive income	813	—
Accumulated deficit	(17,310)	(12,679)
Total stockholders' equity attributable to Dutch Bros Inc. / members’ equity	129,118	94,516
Non-controlling interests	122,858	119,213
Total equity	251,976	213,729
Total liabilities and equity	$1,186,360	$553,700
_______________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the consolidated balance sheet as of December 31, 2021 with impacted line items presented below.

(in thousands)	December 31, 2021
Decrease in accrued liabilities	(3,543)
Decrease in total current liabilities	(3,543)
Decrease in total liabilities	(3,543)
Increase in additional paid in capital	783
Decrease in accumulated deficit	235
Increase in total stockholders’ equity attributable to Dutch Bros Inc. / members’ equity	1,018
Increase in non-controlling interests	2,525
Increase in total equity	3,543

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except number of shops data; unaudited)	2022	2021 ¹	2022	2021 ¹
Shop count, beginning of period
Company-operated	370	241	271	182
Franchised	271	262	267	259
	641	503	538	441
Company-operated new openings	26	30	120	82
Franchised new openings	4	5	13	16
Acquisition of franchise shops	—	—	5	7
Closures [2]	—	—	—	(1)
Shop count, end of period
Company-operated	396	271	396	271
Franchised	275	267	275	267
Total shop count	671	538	671	538

Systemwide AUV [3]	N/A	N/A	$1,924	$1,850
Company-operated shops AUV [3]	N/A	N/A	$1,895	$1,752

Systemwide same shop sales [4,5]	(0.6)%	10.1%	1.0%	8.4%
Company-operated same shop sales [4]	(2.1)%	11.5%	0.6%	9.0%

Systemwide sales [5]	$298,253	$240,525	$1,163,182	$913,822
Company-operated operating weeks [6]	4,963	3,315	17,489	11,526
Franchising and other operating weeks [6]	3,536	3,373	13,828	13,175
Dutch Rewards member registrations [7]	453	464	2,004	3,202

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop revenues	175,510	100.0	114,198	100.0	639,710	100.0	403,746	100.0
Company-operated gross profit	38,750	22.1	16,560	14.5	121,327	19.0	86,701	21.5
Company-operated shop contribution [8]	49,985	28.5	21,813	19.1	157,633	24.6	102,992	25.5
Selling, general, and administrative expenses	50,594	25.1	41,355	29.5	183,528	24.8	264,529	53.1
Adjusted selling, general, and administrative expenses [8]	38,136	18.9	28,138	20.1	136,441	18.5	96,498	19.4
NET LOSS	(2,817)	(1.4)	(8,168)	(5.8)	(19,253)	(2.6)	(117,931)	(23.7)
Adjusted EBITDA [8]	29,750	14.7	13,793	9.8	91,181	12.3	84,132	16.9
___________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the consolidated statement of operations, segment financials, company-operated shop segment financial results, and non-GAAP results for the three and twelve months ended December 31, 2021 with impacted line items presented below.
•Net income prior period adjustment details are provided in the section “Consolidated Statements of Operations”.

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•Company-operated segment gross profit and segment contribution prior period adjustment details are provided in the sections “Segment Financials” and “Company-operated Shop Results”.
•Adjusted EBITDA prior period adjustment details are provided in the section “Non-GAAP Financial Measures”.
2    Represents a temporary shop closure in 2021 that remains closed in 2022.
3    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
4    Same shop sales reflects the change in year-over-year sales, for the comparable shop base, which we define as shops open for 15 complete months or longer. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Systemwide shop base	470	398	414	354
Company-operated shop base	216	157	173	120
5    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shop and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
6    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the period end date. The operating weeks calculations, reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
7    Dutch Rewards, a digitally-based rewards program available exclusively through the Dutch Rewards app, was launched February 2021. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
8    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

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Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across the industry by our investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income (loss) before interest expense (net of interest income), income taxes expense (benefit), and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses and donations associated with equity offerings, COVID-19: “Thank You” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, and (gain) loss on the remeasurement of the liability related to the TRAs.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe the non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding equity-based compensation expense, expenses and donations associated with equity offering, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, and executive transitions costs.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income (loss), excluding equity-based compensation expense, expenses and donations associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, and income tax effects of items excluded from net income (loss).

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of RSAs and RSUs, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.
Usefulness to management and investors
This non-GAAP measure is used a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock – diluted, excluding per share impacts of equity-based compensation expense, expenses and donations associated with equity offering, COVID-19: “thank you” pay and catastrophic leave expenses, COVID-19: prepaid costs not utilized, costs incurred for company-wide milestone events, executives transition costs, income tax effects of items excluded from net income (loss), and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income (loss) adjustments, we believe these measures facilitate a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, restricted stock awards and restricted stock units in Dutch Bros PubCo1 and/or Profit Interest Units in Dutch Bros OpCo2 to certain eligible employees. These awards are accounted for in accordance with guidance prescribed for in accounting for share-based compensation.
Expenses associated with equity offerings
Costs incurred as a result of our stock offerings. These costs include legal fees, consulting fees, tax and accounting fees, and payroll taxes related to the grant and vesting of stock awards for certain employees.

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Donations associated with equity offerings
In connection with our IPO, we made donations to the Dutch Bros Foundation. These donations are separate from other donations to the Dutch Bros Foundation that we may periodically make.
COVID-19: “thank you” pay and catastrophic leave
Costs related to two separate programs established to support employees during the COVID-19 pandemic. We implemented an hourly wage supplement program for shop employees who continued to work while their state or county was under a stay at home order or similar lockdown requirement. This program lasted in various markets until April 2021. We also established a catastrophic leave policy that provided paid leave to employees who were required to quarantine due to in-shop exposures and could not work their regular hours. All COVID-19-related protocols, including catastrophic leave, will remain in effect until the end of the COVID-19 pandemic as determined by the appropriate government agency.
COVID-19: Prepaid costs not utilized
Costs related to the write-off of previously prepaid expenses for the cancellation of our 2023 annual kick-off meeting as a result of COVID-19 concerns and the development of a virtual corporate engagement platform built in response to the health restrictions of the COVID-19 pandemic. The platform was developed as a substitute for in person engagement practices used pre-pandemic. The platform has been determined ineffective, particularly as we shift back to in-person events with the easing of restrictions related to the COVID-19 pandemic.
Milestone events
Costs incurred for company-wide events to celebrate 30 years of serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE to our customers.
Executives transition costs
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023.
TRAs remeasurements
(Gain) loss impacts on consolidated statements of operations related to adjustments of our TRAs liabilities.
Dilutive effects of RSAs and RSUs
Addition of incremental shares of RSAs and RSUs calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP and GAAP basis.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and C common stock that are assumed to be exchanged for Class A common stock.
Removal of allocation for controlling and non-controlling interests
Removal of the net income (loss) allocation to controlling and non-controlling interests to align the numerator of the net income (loss) per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
___________
1    Dutch Bros PubCo refers to Dutch Bros Inc., a Delaware Corporation, of which its Class A common stock is publicly traded on the New York Stock Exchange under the symbol “BROS”.
2    Dutch Bros OpCo refers to Dutch Mafia, LLC, a Delaware limited liability company, and a direct subsidiary of Dutch Bros Inc.

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Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit [2]	38,750	22.1	16,560	14.5	121,327	19.0	86,701	21.5
Depreciation and amortization	11,235	6.4	5,253	4.6	36,306	5.6	16,291	4.0
Company-operated shop contribution [2]	49,985	28.5	21,813	19.1	157,633	24.6	102,992	25.5
_________________
1    The Company’s historical results for the three and twelve months ended December 31, 2021 have been revised to reflect an immaterial error correction related to employee sick leave accrual. For additional information, see section “Company-operated Shop Results”.
2    Includes the recognition of $4.9 million of revenue from the loyalty points collected prior to January 1, 2022 that expired on December 31, 2022.

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	Three Months Ended December 31,				Year Ended December 31,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
NET LOSS [2]	(2,817)	(1.4)	(8,168)	(5.8)	(19,253)	(2.6)	(117,931)	(23.7)
Depreciation and amortization	13,197	6.6	7,490	5.3	44,728	6.0	25,217	5.1
Interest expense, net [3]	6,922	3.4	1,845	1.3	18,018	2.4	7,093	1.4
Income tax expense (benefit)	5,299	2.6	(912)	(0.6)	2,599	0.4	(1,628)	(0.3)
EBITDA [2]	22,601	11.2	255	0.2	46,092	6.2	(87,249)	(17.5)
Equity-based compensation	10,662	5.3	9,955	7.1	41,657	5.6	157,716	31.7
Expenses associated with equity offerings	—	—	862	0.6	—	—	6,523	1.3
Donations associated with equity offerings	—	—	2,400	1.7	—	—	3,792	0.7
COVID-19: “thank you pay” and catastrophic leave	67	—	321	0.2	1,468	0.2	3,350	0.7
COVID-19: prepaid costs not utilized	1,105	0.6	—	—	2,305	0.3	—	—
Milestone events	—	—	—	—	2,434	0.3	—	—
Executives transition costs	691	0.3	—	—	691	0.1	—	—
TRAs remeasurements	(5,376)	(2.7)	—	—	(3,466)	(0.4)	—	—
Adjusted EBITDA [2]	29,750	14.7	13,793	9.8	91,181	12.3	84,132	16.9

	Three Months Ended December 31,				Year Ended December 31,
	2022		2021 ¹		2022		2021 ¹
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative [4]	50,594	25.1	41,355	29.5	$183,528	24.8	$264,529	53.1
Equity-based compensation	(10,662)	(5.3)	(9,955)	(7.1)	(41,657)	(5.6)	(157,716)	(31.7)
Expenses associated with equity offerings	—	—	(862)	(0.6)	—	—	(6,523)	(1.3)
Donations associated with equity offerings	—	—	(2,400)	(1.7)	—	—	(3,792)	(0.7)
COVID-19: prepaid costs not utilized	(1,105)	(0.6)	—	—	(2,305)	(0.3)	—	—
Milestone events	—	—	—	—	(2,434)	(0.3)	—	—
Executives transition costs	(691)	(0.3)	—	—	(691)	(0.1)	—	—
Adjusted selling, general, and administrative	38,136	18.9	28,138	20.1	$136,441	18.5	$96,498	19.4

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	Three Months Ended December 31,		Year Ended December 31,
(in thousands; unaudited)	2022	2021 ¹	2022	2021 ¹
NET LOSS [2]	$(2,817)	$(8,168)	$(19,253)	$(117,931)
Equity-based compensation	10,662	9,955	41,657	157,716
Expenses associated with equity offerings	—	862	—	6,523
Donations associated with equity offerings	—	2,400	—	3,792
COVID-19: “thank you pay” and catastrophic leave	67	321	1,468	3,350
COVID-19: prepaid costs not utilized	1,105	—	2,305	—
Milestone events	—	—	2,434	—
Executives transition costs	691	—	691	—
TRAs remeasurements	(5,376)	—	(3,466)	—
Income tax effects	442	(236)	(609)	(2,029)
Adjusted net income [2]	$4,774	$5,134	$25,227	$51,421
_________________
1    The Company identified an immaterial error related to the accrual of employee sick leave and the application of ASC 710, Compensation - General, which resulted in corrections to prior period reported amounts within the consolidated statements of operations and non-GAAP results for the three and twelve months ended December 31, 2021 with impacted line items presented below.

(in thousands)	Three Months Ended December 31, 2021 ¹	Year Ended December 31, 2021 ¹
Decrease in selling, general, and administrative expenses	(85)	(506)
Decrease in adjusted selling, general, and administrative expenses	(85)	(506)
Decrease in net loss	510	2,046
Decrease in EBITDA	510	2,046
Decrease in adjusted EBITDA	510	2,046
Decrease in adjusted net income	510	2,046
2    Includes the recognition of $4.9 million of revenue from the loyalty points collected prior to January 1, 2022 that expired on December 31, 2022.
3    Effective as of the second half of 2022 and on a prospective basis, we recorded commitment fees for the unused portion of the revolving credit facility as interest expense. These amounts were previously recorded as selling, general, and administrative expense.
4    Selling, general, and administrative expenses include depreciation and amortization.

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	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share amounts; unaudited)	2022	2021 ¹	2022	2021 ¹
Weighted-average shares of Class A and Class D common stock outstanding - diluted	55,286	45,874	51,871	45,864
Dilutive effects of RSAs and RSUs	1,481	2,807	1,523	2,579
Assumed exchange of weighted-average Class B and Class C shares of common stock	105,756	113,705	109,132	113,705
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	162,523	162,386	162,526	162,148

Net loss per share of Class A and Class D common stock - diluted [2]	$(0.01)	$(0.03)	$(0.09)	$(0.28)
Controlling and non-controlling interest adjustments	(0.01)	(0.02)	(0.02)	(0.44)
Equity-based compensation	0.07	0.06	0.26	0.97
Expenses associated with equity offerings	—	0.01	—	0.04
Donations associated with equity offerings	—	0.01	—	0.02
COVID-19: “thank you pay” and catastrophic leave	—	—	0.01	0.02
COVID-19: prepaid costs not utilized	0.01	—	0.01	—
Milestone events	—	—	0.01	—
Executives transition costs	—	—	—	—
TRAs remeasurements	(0.03)	—	(0.02)	—
Income tax effects	—	—	—	(0.01)
Adjusted net income per fully exchanged share of common stock [2]	$0.03	$0.03	$0.16	$0.32
_________________
1    Weighted-average shares, net loss per share, and related adjustments on a diluted basis are applicable only for the periods subsequent to September 14, 2021, which is the effective date of the Company’s Reorganization Transactions and IPO.
2    Includes the recognition of $4.9 million of revenue from the loyalty points collected prior to January 1, 2022 that expired on December 31, 2022.

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